As filed with the Securities and Exchange Commission on July 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENCOSUD S.A.

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s Name Into English)

Republic of Chile	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Av. Kennedy 9001, Piso 6

Las Condes, Santiago, Chile

Tel. +56 (2) 2959-0545

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, NY 10011

(212) 590-9200

(Name, address, and telephone number of agent for service)

Copies to:

Marcelo A. Mottesi, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration Statement No. 333-212456

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, no par value (which may be represented by American Depositary Shares) (3)	9,475,069(3)	$8.07(4)	$76,463,806.83	$7,699.91(5)

(1)	Represents only the additional number of securities being registered hereby, and does not include the securities that the Registrant previously registered on the Registration Statement on Form F-3 (File No. 333-212456). Includes shares of common stock that may be offered and sold in the United States and shares of common stock that are to be offered and sold outside the United States but may be resold in the United States in transactions requiring registration under the Securities Act of 1933, as amended.
(2)	Includes shares of common stock that may be offered and sold in the United States and shares of common stock that are to be offered and sold outside the United States but may be resold in the United States in transactions requiring registration under the Securities Act of 1933, as amended.
(3)	American Depositary Shares issuable on deposit of the shares of common stock registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-181870) or will be registered under a future registration statement on Form F-6. Each American depositary share represents three shares of common stock.
(4)	Based on the public offering price of U.S.$8.07 per American Depositary Share.
(5)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Represents the registration fee only for the additional amount of securities being registered hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form F-3ASR (File No. 333-212456), for an aggregate maximum offering price of $408,849,253.24 for which a registration fee of $41,171.12 was paid.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Cencosud S.A. (the “Registrant”) is filing this Registration Statement on Form F-3 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”) for the sole purpose of registering additional shares of common stock. This Registration Statement relates to the Registrant’s prior Registration Statement on Form F-3, as amended (File No. 333-212456) (the “Prior Registration Statement”), which became effective upon filing on July 11, 2016. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The Registrant hereby certifies to the Commission that (i) it will pay the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on July 18, 2016), and (ii) there are sufficient funds in the relevant account to cover the amount of such filing fee.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santiago, Chile, on July 14, 2016.

Cencosud S.A.

By:	/s/Jaime Soler

Name: Jaime Soler
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 14, 2016.

/s/ Jaime Soler	Chief Executive Officer
Jaime Soler	(Principal Executive Officer)

*	Chief Financial Officer
Rodrigo Larrain	(Principal Financial Officer and Principal Accounting Officer)

*
Horst Paulmann Kemna	Chairman of the Board and Director

*	Director
Heike Paulmann Koepfer

*	Director
Peter Paulmann Koepfer

**	Director
Richard Büchi Buc

*	Director
Cristián Eyzaguirre

**	Director
David Gallagher

**	Director
Julio Moura

*	Director
Roberto Philipps

**	Director
Mario Valcarce

/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi	Managing Director, Puglisi & Associates

*By:	/s/ Jaime Soler
Jaime Soler
Attorney-in-Fact

**	Denotes directors that did not sign this registration statement.

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference herein:

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Deposit Agreement dated as of June 21, 2012 among the Company, The Bank of New York Mellon, as depositary, and all holders and beneficial owners from time to time of American Depositary Shares issued thereunder, previously filed as Exhibit 1 to the Company’s Form F-6 filed with the Securities and Exchange Commission on June 4, 2012 and incorporated by reference herein.

5.1	Opinion of Morales Besa y Cía. Ltda. regarding the legality of the shares of common stock being registered.

8.1	Tax opinion of Milbank, Tweed, Hadley & McCloy LLP regarding certain U.S. tax matters.

8.2	Tax opinion of Morales Besa y Cía. Ltda. regarding certain Chilean tax matters (included in Exhibit 5.1).

23.1	Consent of PricewaterhouseCoopers.

23.2	Consent of Morales Besa y Cía. Ltda. (included in Exhibit 5.1).

23.3	Consent of Milbank Tweed Hadley & McCloy LLP (included in Exhibit 8.1).

24.1	Power of Attorney of certain directors and officers of the Registrant (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-212456) filed on July 11, 2016).

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the Commission under the Securities Exchange Act of 1934.